Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A2 of our report dated August 9, 1999, except for note 13 which is as at January 28, 2000 relating to the financial statements, which appears in the registration statement on Form S-1/A dated July 13, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

          /s/ PricewaterhouseCoopers LLP
          ------------------------------

         Chartered Accountants

         Calgary, Alberta, Canada

         January 9, 2001



NY/318833.2
1/3/01